Dryden California Municipal Fund
For the period ended 2/28/05
File number 811-4024

SUB-ITEM 77D
Policies With Respect to Security Investment

JennisonDryden Mutual Funds
Strategic Partners Mutual Funds

Supplement dated January 3, 2005


The section of the Prospectus entitled
"How to Buy, Sell and
Exchange Shares of the Fund - Payments
to Third Parties" is
hereby deleted and replaced with the
new section set forth
below.  For Strategic Partners Mutual
Funds, Inc. only, the
new section set forth below is hereby
added:

Payments to Financial Services Firms

The Manager, Distributor or their
affiliates have entered
into revenue sharing or other similar
arrangements with
financial services firms, including
affiliates of the Manager.
These revenue sharing arrangements are
intended to promote
the sale of Fund shares or to compensate the financial services firms for marketing or marketing support activities in connection with the sale of Fund shares.
Revenue sharing
payments may be used by financial services firms in a variety of ways, including defraying costs incurred by the firms to
educate their registered representatives about the Fund, as well as defraying costs incurred by the firms in providing or facilitating shareholder recordkeeping as well as the servicing or maintenance of shareholder accounts.

In exchange for revenue sharing payments,
the Fund may receive
placement on a financial service firm's
preferred or recommended
product list.   Financial services firms
and registered
representatives participating in a revenue sharing program may receive greater compensation for selling shares of the Fund than for selling other mutual funds, and your individual registered representative may receive some or all of the revenue sharing amounts paid to the firm that employs him or her. Revenue sharing payments may provide an incentive for financial services firms and their registered representatives to recommend or sell shares of the Fund to you and in doing so may create conflicts of interest between the firms' financial interests and their duties to customers. In exchange for revenue sharing payments, the Fund also may receive preferred access to registered representatives of a financial services firm (for example the ability to make presentations in branch offices or at conferences) or preferred access to customers of the financial services firm (for example the ability to advertise to the firm's customers).

Payments under revenue sharing arrangements are made out the
Manager's or Distributor's own resources and without additional direct cost to the Fund or its shareholders.
Revenue sharing
payments may be in addition to the sales charges (including Rule
12b-1 fees) or other amounts paid by the Funds, which are also used to compensate financial services firms and their registered representatives for marketing and distribution of the Funds.

Revenue sharing payments are usually
calculated based on a
percentage of Fund sales and/or Fund
assets attributable to a
particular financial services firm.
 Revenue sharing payments may
also be based on other criteria or factors, such as a percentage of a registered representative's charges applicable to the sale of Fund shares, a networking fee based on the number of accounts at the firm holding shares of the Fund, a periodic flat fee for set-up and maintenance of the Fund on the computer systems of a financial services firm, or a flat fee for marketing services, such as access to registered representatives.
Specific payment
formulas are negotiated based on a number of factors including, but not limited to, reputation in the industry, ability to attract and retain assets, target markets, customer relationships and scope and quality of services provided.
The amount of revenue
sharing also may vary based on the class of shares purchased.

No one factor is determinative of the type or amount of additional compensation to be provided. Please contact your financial service provider for details about any revenue sharing payments it may receive.







Listed below are the names of the Funds
and the dates of the
Prospectuses to which this Supplement
relates:

Fund Name                                       Prospectus Date
Strategic Partners Style Specific Funds		November 22, 2004
Strategic Partners Asset Allocation Funds	October 1, 2004
Strategic Partners Opportunity Funds		June 30, 2004
Strategic Partners Mutual Funds, Inc. 		March 1, 2004
Strategic Partners Equity Fund, Inc. 		February 25, 2004
Strategic Partners Real Estate Securities Fund	February 28, 2004
Dryden California Municipal Fund
-California Income Series                       October 31, 2004
-California Series	                  	October 31, 2004
Dryden Global Total Return Fund, Inc. 		March 1, 2004
Dryden Government Securities Trust
-Money Market Series				February 19, 2004
Dryden High Yield Fund, Inc. 			February 27, 2004
Dryden Stock Index Fund				November 29, 2004
The Prudential Investment Portfolios, Inc.
-Dryden Active Allocation Fund   		November 23, 2004
-Jennison Growth Fund 				November 23, 2004
-Jennison Equity Opportunity Fund 		November 23, 2004
-JennisonDryden Asset Allocation Funds          November 23, 2004
Dryden Municipal Bond Fund
-High Income Series
-Insured Series				        June 29, 2004
Dryden Municipal Series Fund
-Florida Series   				October 31, 2004
-New Jersey Series				October 31, 2004
-New York Series 				October 31, 2004
-Pennsylvania Series				October 31, 2004
Dryden National Municipals Fund, Inc. 		February 27, 2004
Jennison Natural Resources Fund, Inc. 		July 28, 2004
Jennison Sector Funds, Inc.
-Jennison Financial Services Fund    		February 2, 2004
-Jennison Health Sciences Fund    		February 2, 2004
-Jennison Technology Fund    			February 2, 2004
-Jennison Utility Fund				February 2, 2004
Dryden Short-Term Corporate Bond Fund		April 30, 2004
Dryden Ultra Short Bond Fund			April 30, 2004
Jennison Small Company Fund, Inc. 		November 30, 2004
Dryden Small-Cap Core Equity Fund, Inc. 	January 30, 2004
Dryden Large-Cap Core Equity Fund		January 30, 2004
Dryden Total Return Bond Fund, Inc.     	February 27, 2004
Jennison 20/20 Focus Fund			May 28, 2004
Jennison U.S. Emerging Growth Fund, Inc. 	February 2, 2004
Jennison Value Fund				January 30, 2004
Jennison Global Growth Fund			January 29, 2004
Dryden International Equity Fund		January 29, 2004
Strategic Partners International Value Fund	January 29, 2004
Nicholas-Applegate Growth Equity Fund 		February 27, 2004
Cash Accumulation Trust
- Liquid Assets Fund                            November 24, 2004
- National Money Market Fund			November 24, 2004
MoneyMart Assets, Inc. 				February 27, 2004
Special Money Market Fund, Inc. 		September 1, 2004
Dryden Tax-Free Money Fund			March 29, 2004
Dryden Government Income Fund, Inc. 		April 30, 2004







3